EXHIBIT 10.22

WAIVER AGREEMENT AND WRITTEN CONSENT
OF THE STOCKHOLDERS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
OF
ADVANCED GROWING SYSTEMS, INC.

This Waiver Agreement and Written Consent of the Stockholders of the Series A Convertible Preferred Stock (this “Agreement and Consent”) is made by and between Advanced Growing Systems, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Holders”), and is effective as of December 31, 2008.

WHEREAS, the Holders and the Company entered into that certain Series A Convertible Preferred Stock Purchase Agreement dated as of March 9, 2007 (the “SPA”) pursuant to which the company issued shares of its Series A Convertible Preferred Stock (the “Preferred Stock”);

WHEREAS, the Board of Directors of the Company created the Preferred Stock pursuant to the filing of the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada on or about March 7, 2007;

WHEREAS, pursuant to Section 7.3 of the SPA, the SPA may be amended by a written instrument executed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Stock, but no consideration may be offered  to amend or consent to waive any provision of the SPA unless such consideration is offered to all holders of the Preferred Stock;

WHEREAS, pursuant to Section 10 of the Certificate of Designation, the consent by the holders of at least seventy-five percent (75%) of the shares of Preferred Stock  are needed for any amendment to the Certificate of Designation;

WHEREAS, pursuant to Section 3.21 of the SPA and Section 5(d)(ii) of the Certificate of Designation, the holders of the Preferred Stock were entitled to a reduction of the Conversion Price (as that term is defined in the Certificate of Designation) of the Preferred Stock;

WHEREAS, the Company has issued to each of the Holders shares of its Series B Convertible Preferred Stock equal to one-third the number of shares of Preferred Stock originally purchased by the Holders under the SPA;

WHEREAS, the Company and the Holders have determined that it is in their collective best interest  to adopt the resolutions contained herein amending the SPA and the Certificate of Designation, and to waive certain other rights related thereto.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Holders and the Company do hereby agree as follows:

1. Section 3.21 of the SPA is hereby deleted in its entirety and replaced with the following:  “Section 3.21   Listing of Common Stock on Trading Market.   Within six (6) months following the Initial Closing Date, the Company shall list and trade its shares of Common Stock on the Nasdaq OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global Market, the American Stock Exchange, Inc. or the New York Stock Exchange, Inc. (each, a “Trading Market”).  In the event the shares of Common Stock are not listed and trading on a Trading Market by the date that is six (6) months following the Initial Closing Date, the Company shall issue to each Purchaser hereunder a number of shares of its Series B Convertible Preferred Stock equal to one-third (1/3) the number of Preferred Shares purchased by such Purchaser.

2. Section 5(d)(ii) of the Certificate of Designation shall be deleted in its entirety.

3. The Holders hereby waive any other rights relating to the adjustment of the Conversion Price of the Preferred Stock contained in Section 3.21 of the SPA or Section 5(d)(ii) of the Certificate of Designation prior to the date of this Agreement and Consent.

4. This Agreement and Consent contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respective the subject matter contained herein.

5. This Agreement and Consent shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

6. This Agreement and Consent may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

7. In case any provision of this Agreement and Consent shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement and Consent, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[-signature page follows-]

IN WITNESS WHEREOF, the Company and the Holders have executed this Agreement and Consent as of the date first above written.

ADVANCED GROWING SYSTEMS, INC.

By: ________________________
Name: Christopher J. Nichols
Title: Chief Executive Officer

VISION OPPPORTUNITY MASTER FUND, LTD.

By: ________________________
Name: Adam Benowitz
Title: Director

VISION CAPITAL ADVANTAGE FUND, L.P.
By: VCAF GP, LLC
its general partner

By: ________________________
Name: Adam Benowitz
Title:  Authorized Signatory